UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 22, 2022

MusclePharm Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-53166	77-0664193
(Commission File Number)	(I.R.S. Employer Identification No.)

6728 W. Sunset Rd., Ste. 130, Las Vegas, NV	89118
(Address of Principal Executive Offices)	(Zip Code)

(800) 859-3010
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 22, 2022, the Board of Directors of MusclePharm Corporation (the “Company”), in consultation with management, determined that the Company’s previously issued financial statements, contained within its Annual Report on Form 10-K/A for the year ended December 31, 2021 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 should no longer be relied upon due to errors in such financial statements. Therefore, a restatement of these prior financial statements is required. Accordingly, the Company intends to restate the aforementioned financial statements by amending its Annual Report on Form 10-K/A for the year ended December 31, 2021, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as soon as reasonably practicable, followed by filing its Quarterly Report for the quarter ended June 30, 2022.

The Company determined during the preparation of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, that certain customer credit memos had not been timely approved or recorded. As a result of its analysis of these credit memos, the Company believes that revenue was overstated by $600 thousand to $1 million for the year ended December 31, 2021. The Company is in the process of determining the misstatement of revenue for the quarter ended March 31, 2022.

The Company’s management discussed the matters disclosed in this Item 4.02 with Moss Adams LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 22, 2022	By:	/s/ Ryan Drexler
Ryan Drexler
Chief Executive Officer